Exhibit 3.87

CERTIFICATE OF INCORPORATION
OF
GALILEO AC, INC.

*  *  *  *  *

1.                                       The name of the corporation is Galileo AC, Inc.

2.                                       The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, county of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3.                                       The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4.                                       The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000) and the par value of each of such shares is Zero Dollars and One Cent ($0.01) amounting in the aggregate to Ten Dollars and No Cents ($10.00).

5.                                       The board of directors is authorized to make, alter or repeal the by-laws of the corporation. Election of directors need not be by written ballot.

6.                                       The name and mailing address of the sole incorporator is:

T. L. Ford
Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801

7.                                       A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

8.                                       The corporation shall indemnify its officers, directors, employees and agents to the extent permitted by the General Corporation Law of Delaware.

I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 1st day of February, 2000.

/s/ J. L. Ford
Sole Incorporator

CERTIFICATE OF CORRECTION
FILED TO CORRECT A CERTAIN ERROR IN
THE CERTIFICATE OF INCORPORATION
OF
GALILEO AC, INC.
FILED IN THE OFFICE OF
THE SECRETARY OF STATE OP DELAWARE
ON FEBRUARY 1, 2000

Galileo AC, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

9.                                       The name of the corporation is Galileo AC, Inc.

10.                                 That a Certificate of Incorporation was filed by the Secretary of State of Delaware on February 1, 2000 and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the Sate of Delaware.

11.                                 The inaccuracy or defect of said Certificate to be corrected is as follows:

12.                                 The Barrie of the Corporation is Galileo Acquisition Co.

13.                                 Article I of the Certificate is corrected to road as follows: The name of the Corporation is Galileo Acquisition Co.

IN WITNESS WHEREOF, said Galileo AC, Inc. has caused this Certificate to be signed by Judith M. Sheetz its Assistant Secretary, this Ninth day of February, 2000.

Galileo AC, Inc.

/s/ Judith M. Shuk
Assistant Secretary

CERTIFICATE OF MERGER

OF

TRIP.COM, INC.

WITH AND INTO

GALILEO ACQUISITION CO.

It is hereby certified that:

1. The business corporations participating in the merger herein certified are:

(i)                                     Galileo Acquisition Co., which is incorporated under the laws of the State of Delaware (hereinafter sometimes referred to as “GAC” and sometimes referred to as the “Surviving Corporation”); and

(ii)                                  Trip.com, Inc., which is incorporated under the laws of the State of Delaware (hereinafter referred to as the “Company” and sometimes, together with GAC, as the “Constituent Corporations”).

2. A Merger Agreement (hereinafter referred to as the “Merger Agreement”) has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with the provisions of Section 251 of the General Corporation Law of the State of Delaware.

3. Pursuant to the terms of the Merger Agreement, the Company shall be merged with and into GAC, with GAC being the surviving corporation, in accordance with the General Corporation Law of the State of Delaware (hereinafter referred to as the “Merger”).

4. The name of the Surviving Corporation in the Merger herein certified is, Galileo Acquisition Co. and after the Effective Time shall be, “Trip.com, Inc.” until amended in accordance with the provisions of the General Corporation Law of the State of Delaware.

5. The Certificate of Incorporation of GAC in effect immediately prior to the Effective Time, as amended pursuant to Section 4 hereof to change its name to “Trip.com, Inc.,” shall continue to be the Certificate of Incorporation of the Surviving Corporation at and after the Effective Time until amended in accordance with the provisions of the General Corporation Law of the State of Delaware. Article 1. of the Certificate of Incorporation is amended as follows:

1. The name of the Corporation is Trip.com, Inc.

6. The executed Merger Agreement between the Constituent Corporations is on file at the principal place of business of the Surviving Corporation, the address of which is as follows:

Trip.com, Inc.
9700 West Higgins Road Suite 400
Rosemont, Illinois 60018

7.                                       A copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of each of the Constituent Corporations.

Dated: March 9, 2000

GALILEO ACQUISITION CO.

By:	/s/ Judith M. Shuk
Its: Assistant Secretary

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
TRIP.COM, INC.

Trip.com, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), hereby certifies u follows:

First:  That the Board of Directors of the Company adopted a resolution proposing and declaring advisable the following amendment to the Company’s Certificate of Incorporation:

“Article 4 of the Certificate of Incorporation is hereby amended to read in its entirety as follows:

“4. The total number of shares of stock which the corporation shall have authority to issue is Thirty Million (30,000,000) and the par value of each of such shares is Zero Dollars and One Cent ($0.01) amounting in the aggregate to Three Hundred Thousand Dollars ($300,000).”

SECOND:  That the sole stockholder of the Company has approved such amendment by unanimous written consent in accordance with Section 228 of the General Corporation Law of the State of Delaware.

THIRD:  That such amendment bas been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Trip.com, Inc. has caused this Certificate to be duly executed by its President and attested to by its Secretary this fourth day of April, 2000.

/s/ James E. Lubinski
Name: James E. Lubinski
Title: President

ATTEST:

/s/ Anthony C. Swanagan
Name: Anthony C. Swanagan
Title: Secretary

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
TRIP.COM, INC.

Trip.com, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), hereby certifies as follows:

That the Board of Directors of the Company adopted a resolution proposing and declaring advisable the following amendment to the Company’s Certificate of Incorporation:

Article 4 of the Company’s Certificate of Incorporation be and hereby is amended to read as follows:

“The total number of shares of stock which the corporation shall have authority to issue is One Hundred Twenty Million (120,000,000) and the par value of each of such shares is Zero Dollars and One Cent ($0.01) amounting in the aggregate to One Million Two Hundred Thousand Dollars ($1,200,000).”

That the sole stockholder of the Company has approved such amendment by unanimous written consent in accordance with Section 228 of the General Corporation Law of the State of Delaware.

That such amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware,

IN WITNESS WHEREOF, Trip.com, Inc. has caused this Certificate to be duly executed by its President and attested to by its Assistant Secretary this 11th day of September 2000.

/s/ Mark D. Mastrini
Name: Mark D. Mastrini
Title: President

ATTEST:

/s/ Jennifer L. Dresser
Name: Jennifer L. Dresser
Title: Assistant Secretary

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
TRIP.COM, INC.

Trip,com, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

FIRST:           That the Board of Directors of the Corporation adopted a resolution proposing and declaring it advisable the following amendment to the Corporations Certificate of Incorporation:

Article 4 of the Certificate of Incorporation is hereby amended to read in its entirety as follows:

“4.                                 The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000) and the par value of each of such share of common stock is Zero Dollars and One Cent ($0.01).”

SECOND:                                            That the sole stockholder of the Corporation has approved such amendment by unanimous written consent in accordance with Section 228 of the General Corporation Law of the State of Delaware.

THIRD:       That such amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Quantitude, Inc. has caused this Certificate to be duly executed by its Vice President and attested by its Assistant Secretary this 13” day of September, 2002.

/s/ Lynn A. Feldman
Name: Lynn A. Feldman
Title: Vice President & Assistant Secretary

ATTEST:

/s/ Richard Meisner
Name: Richard Meisner
Title: Vice President & Assistant Secretary